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                              EMPLOYMENT AGREEMENT

     This agreement, effective as of September 1, 1999 (the "Agreement") is made by and between MEDICAL TECHNOLOGY SYSTEMS, INC., a Delaware corporation (the "Company") , and TODD E. SIEGEL, a resident of the State of Florida (the "Executive").

                                   BACKGROUND

     The Company desires to continue to obtain the benefit of services by the Executive, and the Executive desires to continue to render services to the Company.

     The Compensation Committee of the Board of Directors of the Company (the "Board") has determined that it is in the Company's best interest and that of its stockholders to recognize the substantial contribution that the Executive has made and is expected to make in the future to the Company's business and to continue to retain his services in the future.

     Accordingly, in consideration of the mutual covenants and representations contained set forth below, the Company and the Executive agree as follows:

                                      TERMS

     1. Employment

          a. The Executive agrees to accept employment with the Company or one or more of the Company's subsidiary corporations to render the services specified in this Agreement upon the terms and conditions and for the compensation provided in this Agreement. All compensation paid to the Executive by the Company or any subsidiary of the Company, and all benefits and perquisites received by the Executive from the Company or any of its subsidiaries, will be aggregated in determining whether the Executive has received the compensation and benefits provided for herein.

          b. Term. The term (the "Term") of this contract shall commence on September 1, 1999, and shall continue without interruption until August 31, 2004.

     2. Duties.

          a. General Duties. The Executive shall serve as President and Chief Executive Officer of the Company and shall continue to serve in those positions, with duties and responsibilities that are customary for such executives including, without limitation, ultimate responsibility for managing the Company, subject to the authority of the Board.

          b. Full Time Employment. During the term of this Agreement and excluding any periods of vacation, family or sick leave or holidays to which the Executive is entitled, the Executive shall devote his full business time and energy to the business, affairs and interests of the Company and its subsidiaries, and matters related thereto, and shall use his reasonable commercial efforts and ability to promote the interests of the Company and its subsidiaries. The Executive will diligently endeavor to promote the business, affairs and interests of the Company and its subsidiaries and perform services contemplated by this Agreement in accordance with the policies established by the Board from time to time.

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                                       2



          c. Certain Permissible Activities. The Executive may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Company or any of its subsidiaries but only if such service is expressly approved by the Company in writing. The Executive may (i) make and manage personal business investments of his choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Company so long as such activities and service do not materially interfere or conflict with the performance of his duties hereunder. It is agreed that to the extent that the Company shall have approved any service of the Executive pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as defined in Section 7 below), or to the extent that the Executive may have engaged in activities pursuant to the second sentence of this
               Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities during the thirty-six months subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this Agreement and such Company approval may not be revoked or limited in any material respect during the thirty-six months following such Change in Control Date.

     3. Compensation and Expenses.

          a. Base Salary. For the services of the Executive to be rendered under this Agreement, the Company will pay the Executive an annual base salary (the "Base Salary") as follows: [4% a year increases]

               (i) For the year September 1, 1999 through August 31, 2000, the amount of $210,000;

               (ii) For the year  September 1, 2000 through August 31, 2001, the amount of $218,400;

               (iii)For the year  September 1, 2001 through August 31, 2002, the amount of $227,136;

               (iv) For the year  September 1, 2002 through August 31, 2003, the amount of $236,221; and

               (v) For the year September 1, 2003 through August 31, 2004, the amount of $245,670;

               Provided, however, that such Base Salary shall be pro rated accordingly over the time period that the Executive performs services under this Agreement in any calendar year during which this Agreement shall terminate before August 31st of such year.

               The Company shall pay the Executive his Base Salary in equal installments no less than semi-monthly.


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                                       3


          b. Base Salary Adjustment. The Base Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by and within the sole discretion of the Board.


          c. Bonus. Executive shall be entitled to receive bonus compensation in accordance with Exhibit A. Such bonuses may be paid in cash or issued in shares of the Company's common stock on such terms as recommended by the Compensation Committee and approved by the Board.

          d.   Expenses.  In addition to any compensation  received  pursuant to
               Section 3, the Company will reimburse or advance funds to the Executive for all reasonable, ordinary and necessary travel, educational, seminar, trade shows, YPO, entertainment, and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement shall include travel, lodging and food costs for Executive's immediate family to the extent they accompany Executive on business related travel.

          e. Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of his duties hereunder the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive under this Agreement may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.


               Additional Equity Based Incentive  Compensation.  Executive shall
               be  entitled  to  additional   annual   equity  based   incentive
               compensation as set forth in Exhibit B.

     4. Benefits.

          a. Vacation. For each year during the Term during which the Executive is employed, the Executive shall be entitled to 20 vacation days (which shall accrue and vest, except set forth below on each September 1st) without loss of compensation or other benefits to which he is entitled under this Agreement.

               If the Executive is unable to take all of his vacation days during a year for which he becomes vested, then the Executive, at his sole option, may elect (a) to carry over any unused vacation to the next calendar year to be used solely in that next year or
               (b) to receive an appropriate pro rata portion of his Base Salary corresponding to the year in which the vacation days vested.

               The Executive shall take his vacation at such times as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit.

          b. Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of
               Section 3 of this Agreement, during the Term, the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, insurance or other employee benefit plan that is maintained at that time by the
               Company for its employees, including programs of life, disability, basic medical and dental, supplemental medical and dental insurance.


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                                       4


               Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to provide the Executive with any of the benefits contained in this Section 4 (b) if the Executive, for any reason, is or becomes uninsurable with respect to coverage relating to any such benefit(s).

          c. Automobile Allowance. During the term of this Agreement, the Company shall pay Executive an additional $750.00 per month as an automobile allowance to be applied to any automobile expense incurred by Executive.

          d. Financial and Tax Planning. During the term of this Agreement, and as additional consideration hereunder, Executive shall be reimbursed for personal financial planning, tax preparation services and accounting and legal fees related to such financial and tax planning, up to a maximum of $3,000 per year.

     5. Termination.

          a. Termination for Cause. The Company may terminate the Executive's employment pursuant to this Agreement at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination. For purposes of this Agreement, the term "cause" shall mean:

               (i) the Executive's conviction of a felony and all appeals with respect thereto have been extinguished or abandoned by the Executive;

               (ii) the  Executive's  conviction of  misappropriating  assets or otherwise defrauding the Company or any of its subsidiaries or affiliates;

               (iii)a material  breach by the Executive of any provision of this
                    Agreement, after thirty (30) days written notice, and thirty days to materially cure such breach.

          b. Death or Disability. This Agreement and the Company's obligations under this Agreement will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six months in any twelve-month period the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any such termination upon death or disability, the Company will pay the Executive or his legal representative, as the case may be, his Base Salary (which may include any accrued, but unused vacation time) at such time pursuant to Section 3(a) through the date of such termination of employment (or, if terminated as a result of a disability, until the date upon which the disability policy maintained pursuant to
               Section 4 (b) (ii) begins payment of benefits) plus any other compensation that may be due and unpaid. In the event of death or disability of the Executive, any obligations that the Executive may owe the Company for repayment of loans or other amounts shall be forgiven.


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                                       5


          c. Voluntary Termination. Prior to the termination of this Agreement, the Executive may, on sixty days prior written notice to the Company, at any time terminate his employment. Upon any such termination, the Company shall pay the Executive his Base Salary at such time pursuant to Section 3(a) through the date of such termination of employment (which shall include any vested and accrued, but unused vacation time).

          d.   Additional  Severance Upon Triggering Event. Upon any event which
               (a) causes Siegel or his immediate family members to lose the absolute right, whether exercisable directly or indirectly, to elect and dismiss a majority of the board of directors of the Company and (b) the Executive is terminated without cause (i.e., any reason other than death, disability or termination for cause), ((a) and (b) referred to as a Triggering Event), the following shall occur immediately and without further notice or action by Executive:


               (i) All of the Company's obligations under this Agreement to Executive shall accelerate and become immediately performable and due and payable except for salary for the balance of the term of this agreement, which shall become due and payable only to the extent set forth in Section
                    (d)(ii).

               (ii) In addition to any and all other  compensation  to Executive under this Agreement, the Company shall pay to Executive an amount equal to 2.99 times the Executive's base salary in the fiscal year of the Company next immediately preceding the fiscal year in which the triggering event occurs;

               (iii)At his  option,  notwithstanding  the  payment  of the above items, Executive may terminate his obligations to the Company under this Agreement, including any loans payable to the Company; and

               (iv) The Company shall  immediately  assign to Executive any life insurance policy insuring Executive's life. The Company shall, prior to the assignment, satisfy the balance of all premiums owed on the assigned policies and shall insure that the designated beneficiary is not changed.

               (v) If any of the above benefits are deemed to violate Internal Revenue Code 280G and related regulations thereunder, as amended, then any excess benefits will be paid during the next tax year if permitted by applicable law.

     6. Restrictive Covenants.

          a. Competition with the Companies. The Executive covenants and agrees that, during the Term of this Agreement, the Executive will not, without the prior written consent of Company, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) , compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.

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          b.   Disclosure   of   Confidential    Information.    The   Executive
               acknowledges that during his employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, hold a legitimate business interest. All records, files, materials and confidential informant (the "Trade Secrets") obtained by the Executive in the course of his employment with the Company shall be hereby deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated, disclose any Trade Secrets to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Companies, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

          c. Subversion, Disruption or Interference. At no time during the term hereof shall Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees or sponsors of, or consultants to, the Company to terminate their relationship with or compete or ally against the Company or any of its subsidiaries or affiliates of the Company in the business in which the Company or any one of its subsidiaries or affiliates is presently engaged.

          d. Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will cause irreparable damage to the Company or any of its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

     7. Change of Control.

          a. For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if any person, other than the JADE Partnership or the Siegel Family Revocable Trust, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of the Company's securities, after the date of this Agreement, having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities specifically approved by Executive and specifically excluded from the provisions of this Section 7 by subsequent written agreement of the Executive); provided, however, that a Change of Control shall not be deemed to have occurred if the person who becomes the owner of more than 50% of the combined voting power of the Company is Todd E. Siegel or an entity (or entities) controlled by Todd E. Siegel.

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                                       7


          b. The Company and Executive agree that, if Executive is in the employ of the Company on the date on which a Change of Control occurs (the "Change of Control Date") , the Company will continue to employ the Executive and the Executive will remain in the employ of the Company for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date. If after a Change of Control, the Executive is requested, and, in his sole and absolute discretion, consents to change his principal business location outside of Pinellas or Hillsborough Counties, Florida, the Company will reimburse the Executive for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Executive as a result of any such reimbursements. If the Executive shall not consent to change his business location, the Executive may continue to provide the services required of him under this Agreement in Pinellas County, Florida and the Company shall continue to maintain an office for the Executive at that location similar to the Company's office prior to the Change of Control Date.

          c. During the remaining Term after the Change of Control Date, the Company will (i) continue to honor the terms of this Agreement, including as to Base Salary and other compensation set forth in
               Section 3, and (ii)  continue  employee  benefits as set forth in
               Section 4 at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefits).

          d. If during the remaining Term on or after the Change of Control Date (i) the Executive's employment is terminated by the Company other than for cause (as defined in Section 5), or (ii) there shall have occurred a material reduction in Executive's compensation or employment related benefits, or a material change in Executive's status, working conditions or management responsibilities, or a material change in the business objectives or policies of the Company and the Executive voluntarily terminates employment within sixty days of any such occurrence, or the last in a series of occurrences, then the Executive shall be entitled to receive, subject to the provisions of subparagraphs (e) and (f) below, a lump-sum payment equal to 299% of Executive's current Base Salary in addition to any other compensation that may be due and owing to the Executive under
               Section 3.

          e. The amounts payable to the Executive under any other compensation arrangement maintained by the Company which became payable, after payment of the lump-sum provided for in paragraph (d), upon or as a result of the exercise by Executive of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 299% of the Executive's Base Salary (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Executive has received an excess parachute payment. Any such excess amount shall be deferred and paid in the next tax year.

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                                       8


          f. In the event of a proposed Change in Control, the Company will allow the Executive to participate in all meetings and related negotiations related.

     8. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's rights and obligations under this Agreement may not be assigned or alienated and any attempt to do so by the Executive will be void and constitute a material breach hereunder.

     9. Indemnification. The Company and the Executive acknowledge that the Executive's service as an officer of the Company exposes the Executive to risks of personal liability arising from, and pertaining to, the Executive's participation in the management of the Company. The Company shall defend, indemnify and hold harmless the Executive from any actual cost, loss, damages, attorneys fees, or liability suffered or incurred by the Executive arising out of, or connected to, the Executive's service as an officer of the Company or any of its current, former, or future subsidiaries to the fullest extent allowed by law. The Company will not have any obligation to the Executive under this section for any loss suffered if the Executive voluntarily pays, settles, compromises, confesses judgment for, or admits liability with respect to without the approval of the Company. Within thirty days after the Executive receives notice of any claim or action which may give rise to the application of this section, the Executive shall notify the Company in writing of the claim or action. The Executive's failure to timely notify the Company of the claim or action will relieve the Company from any obligation to the Executive under this section.

     10. Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     11. Prior Employment Agreements. The Executive represents that he has not executed any agreement with any previous Company which may impose restrictions on his employment with the Company.

     12. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

                  If to the Company:

                           Medical Technology Systems, Inc.
                           12920-M Automobile Blvd.
                           Clearwater, FL 34622


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                                       9


                  If to the Executive:

                           Todd E. Siegel
                           10043 Windtree Blvd.
                           Seminole, FL 33772

     Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

     13. Miscellaneous.


          a. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws Florida without giving effect to the conflict of laws rules thereof.

          b. Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

          c. Attorney's Fees. In the event any action is commenced to enforce any provision of this agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and expenses.


          d. Entire Agreement. This Agreement, and the attached Exhibits A and B, comprise the entire agreement between the Executive and the Company. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless it is in writing and is executed by each of the parties.

          e. Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

WITNESSES:                             EXECUTIVE


_____________________________________      _____________________________________
                                           TODD E. SIEGEL

Print Name: _________________________


_____________________________________


Print Name: _________________________



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                                       10


                                        COMPANY

                                        MEDICAL TECHNOLOGY SYSTEMS, INC.,
_____________________________________   a Delaware corporation

Print Name: _________________________    By: ___________________________________

_____________________________________   Print Name: ____________________________

Print Name: _________________________   As: ____________________________________




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                                   EXHIBIT A

                                  BONUS PROGRAM

     Executive shall be entitled to receive an annual performance bonus as follows: 3% of the first $800,000 of the Company's net income after income taxes plus 2.5% of the Company's net income after taxes in excess of $800,000, but less than $1,600,000 plus 2% of the Company's net income after taxes in excess of $1,600,000. Such bonuses may be paid in cash or issued in shares of the Company's common stock subject to compliance with all applicable securities laws including without limitation those laws governing insider trading. Such stock shall be valued at sixty percent (60%) of the closing bid price of the Company's common stock as quoted on an established exchange as of the date of Executive's election. For the purposes of this Agreement, "net income after income taxes" shall mean with respect to each fiscal year of the Company, the sum of (y), the net income after income taxes, but without taking into account any unusual, non-recurring gains or losses recognized during such year including tax benefits associated with deferred tax assets; and (z) any amount of the performance bonus payable under this Section 3(b) for such fiscal year which has been accrued as an expense and included in the Company's payroll and related expenses for such fiscal year in arriving at the amount of the Company's net income after income taxes. For purposes of this Agreement, net income after income taxes for any year shall be as reported on a consolidated basis in the Company's annual report filed with the Securities and Exchange Commission for such fiscal year .